Exhibit 21
Subsidiaries of Vista Outdoor Inc.
as of March 31, 2016

All subsidiaries listed below are 100% owned except where noted.

Subsidiaries	State or Other Jurisdiction of Incorporation or Organization

Advanced Arrow S. de R.L. de C.V.	Mexico - Baja California
Bee Stinger, LLC	Delaware
Bell China Investments, Inc.	Texas
Bell MotoHelmets S.r.l.	Italy
Bell Racing Company	Delaware
Bell Riddell Giro (Asia) Limited	Hong Kong
Bell Sports Canada Inc.	Canada - Quebec
Bell Sports Corp.	Delaware
Bell Sports, Inc.	California
BG Sports EUROPE Sarl	Switzerland
Bolle (Canada) Incorporated	Canada - Nova Scotia
Bolle (N.Z.) Limited	New Zealand
Bolle America, Inc.	Delaware
Bolle Australia Pty Ltd	Australia
Bolle Inc.	Delaware
Bolle Protection SARL	France
BRG Rubber Products Shanghai Ltd.	China
Bushnell Corporation of Canada	Canada - Ontario
Bushnell Group Holdings, Inc.	Delaware
Bushnell Holdings, Inc. **	Delaware
Bushnell Inc. ***	Delaware
Bushnell Outdoor Products Japan Limited	Japan
Bushnell Outdoor Products SAS	France
Bushnell Outdoor Products Spain, S.A.U.	Spain
Bushnell Performance Optics Asia Limited	Hong Kong
Bushnell Performance Optics Germany GmbH	Germany
Bushnell Performance Optics Italy S.r.l. (99% Ownership)	Italy
Bushnell Performance Optics Mexico S.A. de C.V.	Mexico - Mexico
Bushnell Performance Optics UK Limited	UK - England and Wales
C Preme Limited LLC	California
Caliber Company	Delaware
CamelBak Acquisition Corp.	Delaware
CamelBak International, LLC	California
CamelBak Products, LLC	Delaware
Double Bull Archery, Inc.	Minnesota
Eagle Industries del Caribe, Inc.	Puerto Rico
Eagle Industries International, Inc.	Bahamas

Eagle Industries Unlimited, Inc.	Missouri
Eagle Mayaguez, LLC	Missouri
Eagle New Bedford, Inc.	Missouri
Easton Sports Asia, Inc.	Nevada
Federal Cartridge Company*	Minnesota
Front Line Defense International, Inc.	Puerto Rico
Gold Tip, LLC	Delaware
Hydrosport S. de R.L. de C.V.	Mexico - Baja California
Jimmy Styks LLC	California
Michaels of Oregon Co.	Oregon
Mike's Holding Company	Oregon
Millett Industries	California
Night Optics USA, Inc.	California
Old WSR, Inc.	Delaware
OPT Holdings, Inc.	Delaware
Optronics Products Company, Inc.	Oklahoma
Primos, Inc.	Mississippi
Ramco Industries, Inc.	Indiana
Savage Arms (Canada), Inc.	Canada - Ontario
Savage Arms, Inc.	Delaware
Savage Range Systems, Inc.	Delaware
Savage Sports Corporation	Delaware
Savage Sports Holdings, Inc.	Delaware
Serengeti Eyewear, Inc.	New York
Stoney Point Products, Inc.	Minnesota
Tasco Holdings, Inc.	New York
Tasco Optics Corporation	New York
Tavister Limited	UK - England and Wales
Vista Commerical Ammunition Company Inc.	Delaware
Vista Commerical Ammunition Holdings Company Inc.	Delaware
Vista Oudoor Operations LLC	Delaware
Vista Outdoor Sales LLC	Delaware

* Federal Cartridge Company also does business as BLACKHAWK!, BLACKHAWK! MANUFACTURING, RCBS, and CCI/Speer.
** Bushnell Holdings, Inc. also does business as Bushnell Outdoor Products
*** Bushnell Inc. also does business as Bushnell Outdoor Products